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EXHIBIT 3.33

        December 21, 1981

BY-LAWS OF
VIRGINIA PARKING SERVICE, INC.

OFFICES

        1.    The principal office of the corporation shall be in the City of Richmond, State of Virginia.

STOCKHOLDERS

        2.    PLACE OF MEETING:    Meetings of the stockholders shall be held at the principal office of the corporation or at such other place which shall be approved by the Board of Directors and designated in the notice of the meeting. Meetings may be held either within or without the State of Virginia.

        3.    ANNUAL MEETING:    Commencing with the year 1982, the annual meeting of the stockholders of the corporation shall be held on the first day in November of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day which is not a legal holiday. The stockholders shall elect a Board of Directors and transact such other business at the annual meeting as may properly be brought before them.

        4.    NOTICES:    Written notice stating the place, date and hour of a meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at the meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting. If mailed, the notice shall be deemed to be given when it is deposited with postage prepaid in the United States mail addressed to the stockholder at the address as it appears on the stock transfer books of the corporation. Notice of a meeting to act on any matter with regard to which the time period for giving same shall by statute be other than so stated above shall be given in the manner provided above but in accordance with the time period required by statute, accompanied by a copy of the proposed action, if statutorily required. A stockholder may waive notice of a meeting by signing a written waiver of such notice either before or after the date of such meeting, or by attending same. Action may be taken by the stockholders without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Special meetings of the stockholders may be called by the Board of Directors, the president, the secretary or by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting.

        5.    ADJOURNED MEETINGS:    If a meeting is adjourned for lack of a quorum, any matter which might have properly come before the original meeting may come before the adjourned meeting when reconvened.

        6.    VOTING:    Unless otherwise provided in the Articles of Incorporation, each share of stock shall have one vote on all matters on which stockholders are entitled to vote. A stockholder may vote either in person or by proxy executed in writing by the stockholder or a duly authorized attorney-in-fact.

        7.    STOCKHOLDERS ENTITLED TO VOTE:    For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. In lieu of closing the stock transfer books, the Board of Directors may fix a date which is not more than fifty days in advance of the date on which the particular action is to be taken as the record date for any such determination of stockholders. If no action as set out herein is taken by the Board of Directors, then the date on which the notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for the determination of stockholders.

        8.    QUORUM:    A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders. If less than a quorum is present in person or by proxy, the meeting may be adjourned from time to time by the majority of the stockholders present or represented by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number is required by law, except that in the election of directors, those receiving the greatest number of votes shall be deemed elected even though not receiving a majority. At each election for directors, every stockholder entitled to vote shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote, or as provided for in the Articles of Incorporation. Shares standing in the name of another corporation may be voted by an officer of the corporation or by any individual duly appointed by proxy.

DIRECTORS

        9.    NUMBER AND POWERS OF DIRECTORS:    The number of directors shall be three (3), or a minimum of one (1) and a maximum of three (3), and shall be elected at the annual meeting of the stockholders or at a special meeting of the stockholders called for such purpose. Control of the corporation shall be vested in the Board of Directors, including the right to establish from time to time reasonable salaries for employees of the corporation, unless such right is conferred by the Board upon one or more officers of the corporation.

        10.    DIRECTORS' TERMS:    Unless a director resigns or is removed by the majority vote of the stockholders, every director shall hold office for the term elected or until a successor shall have been elected. Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase of not more than two (2) in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        11.    DIRECTOR MEETINGS:    The annual meeting of the directors shall be held immediately after the annual meeting of the stockholders. Unless changed, annual meetings shall be held in the City of Richmond. Regular or special meetings may be held without notice. A quorum shall be a majority of the directors. Attendance at a meeting shall be deemed a waiver of notice of such meeting, unless the sole purpose of attending the meeting shall be to object to the transaction of any business. Action may be taken by the directors or a committee of the Board of Directors without a meeting if a written consent, setting forth the action, shall be signed by all of the directors or committee members either before or after such action. Conference telephone or similar communications equipment may be utilized in accordance with the Code of Virginia.

        12.    EXECUTIVE COMMITTEE:    With the approval of a majority of the whole Board of Directors, two or more directors may be designated to constitute an executive committee. The executive committee may exercise all powers of the Board of Directors except the power to approve an amendment of the Articles of Incorporation, a plan of consolidation or merger, a plan of exchange under which the corporation would be acquired, the sale, lease or exchange, or the mortgage or pledge for a consideration other than money of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, the voluntary dissolution of the corporation or revocation of voluntary dissolution proceedings. The executive committee may meet at scheduled times or, upon notice to each member, hold a special meeting. The executive committee shall keep minutes of its meetings and report the same to the Board of Directors. Vacancies in the membership of the executive committee shall be filled by the Board of Directors.

        13.    OTHER COMMITTEES:    The Board of Directors may designate such other committees as it deems advisable. Each committee shall consist of at least two (2) directors and, to the extent provided by the resolution of the Board of Directors, shall have and exercise such powers of the Board of Directors in the management of the business and affairs of the corporation as may be lawfully delegated.

OFFICERS

        14.    OFFICERS:    The officers of the corporation shall be elected by the directors and shall include a President, a Secretary and a Treasurer. The Board of Directors may also elect such other officers, vice presidents and assistant officers as it may deem necessary.

        15.    ELECTION OF OFFICERS:    At its meeting after each annual meeting of stockholders, the Board of Directors shall elect officers of the corporation, and such agents as it deems necessary. The President shall be a member of the Board of Directors. Any two (2) or more offices may be combined except those of President and Secretary, which also may be combined if there is only one stockholder.

        16.    DUTIES:    The officers of the corporation shall have such duties as generally pertain to their offices, as well as such powers and duties as from time to time shall be conferred upon them by the Board of Directors.

        17.    REMOVAL OF OFFICERS OR AGENTS:    Any officer or agent may be removed with or without cause at any time if the Board of Directors, in its absolute discretion, shall consider that such removal is in the best interests of the corporation.

CERTIFICATES OF STOCK

        18.    FORM:    The certificates of stock of the corporation shall be numbered and entered in the books of the corporation as they are issued. They shall be signed by the President and countersigned by the Secretary or any other officer authorized by the Board of Directors. They may (but need not) bear the corporate seal or a facsimile thereof. The Board of Directors of the corporation may issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon surrender of such scrip aggregating a full share. Scrip shall not entitle the holder to exercise voting rights or to receive dividends thereon or to participate in any of the assets of the corporation in the event of liquidation. The Board may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date or subject to any other conditions that it may deem advisable. No fractional shares shall be issued.

        19.    TRANSFER OF STOCK:    Upon surrender to the corporation or to the transfer agent of the corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

        20.    REGISTERED STOCKHOLDERS:    The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person. The corporation shall not be liable for registering any transfer of shares which are registered in the name of a fiduciary unless done with actual knowledge that the fiduciary is committing a breach of obligation as fiduciary in making the transfer, or unless done with actual knowledge of such facts that the corporation's action in registering the transfer amounts to bad faith.

        21.    REGISTERED OFFICE AND AGENT:    The corporation shall at all times have a registered office and a registered agent.

        22.    CORPORATE RECORDS:    The corporation shall keep correct and complete books and records of account and minutes of the stockholders and directors meeting, and shall keep at its registered office or principal place of business, or at the office of its transfer agent, if any, a record of its stockholders, including the names and addresses of all stockholders and the number, class, and series of the shares held by each. The Board of Directors shall, subject to the laws of the Commonwealth of Virginia, determine under what conditions and limitations the books and records of the corporation, or any of them, shall be open to inspection by the stockholders.

        23.    INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS:    (a) The corporation shall indemnify each director, officer, agent and employee, now or hereafter serving the corporation, each former director, officer, agent and employee, and each person who may now or hereafter serve or who may have heretofore served at the corporation's request as a director, officer, agent or employee of another corporation or other business enterprise, and the respective heirs, executors, administrators and personal representatives of each of them against all expenses actually and reasonably incurred or imposed in connection with the defense of any claim, action, suit or proceeding, civil or criminal, by reason of being or having been such director, officer, agent or employee, except in relation to such matters as to which such person shall be finally adjudged in such action, suit or proceeding, without right of further appeal, to be liable for gross negligence or willful misconduct in the performance of duty. For purpose hereof, the term "expenses" shall include, but not be limited to, all expenses, costs, attorney's fees, judgments (including adjudications other than on the merits), fines, penalties, arbitration awards, costs of arbitration, and sums paid out and liabilities actually and reasonably incurred or imposed in connection with any suit, claim, action or proceeding, and any settlement or compromise thereof approved by the Board of Directors as being in the best interests of the corporation. However, in the event of any judgment, fine, penalty or arbitration award against any such director, officer, agent or employee (unless such person shall be finally adjudged or found, without right of further appeal, to be liable for gross negligence or willful misconduct in the performance of duty as a director, officer, agent or employee, in which event there shall be no indemnification), or in the event of a settlement or compromise and, in any event, where there is no disinterested majority of the Board of Directors available, the indemnification shall be made: (1) only if the corporation shall be advised in writing by counsel that in the opinion of counsel (a) such officer, director, agent or employee was not adjudged or found liable for gross negligence or willful misconduct in the performance of duty as such director, officer, agent or employee or the indemnification provided is only in connection with such matters as to which the person to be indemnified was not so liable and, in the case of settlement or compromise, the same is in the best interests of the corporation; and (b) indemnification under the circumstances is lawful and that such action falls within the provisions of these by-laws; and (2) only in such amount as counsel shall opine in writing to the corporation is proper. In making or refusing to make any payment under this or any other provision of these by-laws, the corporation, its directors, officers, employees and agents shall be fully protected if they rely on the written opinion of counsel selected by, or in the manner designated by, the Board of Directors.

        (b)  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in these by-laws.

        (c)  The corporation may indemnify any person even though they are not or were not a director, officer, employee or agent of the corporation, if such person served at the request of the corporation on a committee created by the Board of Directors to consider and report to it in respect of any matter. Any such indemnification may be made under the provisions hereof and shall be subject to the limitations hereof.

        (d)  These provisions shall be applicable to actions, suits or proceedings (including appeals) commenced after the date of adoption of the by-laws whether or not the action, suit or proceeding arose from acts or omissions to act which occurred before or after such date.

        (e)  The above provisions for indemnification shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, or under any law or statute, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (f)    The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of their status as such, whether or not the corporation would have the power to indemnify against such liability under the provisions of these by-laws.

        24.    SEAL:    The seal of the corporation shall contain the name of the corporation and be in such form as shall be approved by the Board of Directors.

        25.    GENERAL:    Any matters not specifically covered by these by-laws shall be governed by the applicable provisions of the Code of Virginia in force at the time.

        26.    AMENDMENT OF BY-LAWS:    The power to alter, amend or repeal the by-laws or adopt new by-laws shall be vested in the Board of Directors unless otherwise provided in the Articles of Incorporation. By-laws adopted by the Board of Directors may be repealed or changed or new by-laws adopted by the stockholders, and the stockholders may prescribe that any by-law adopted by them may not be altered, amended or repealed by the Board of Directors.

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  EXHIBIT 3.33
BY-LAWS OF VIRGINIA PARKING SERVICE, INC.